INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-69267 on Form S-8 of our report dated March 22, 2000, appearing in the Annual Report on Form 10-K of Forever Enterprises, Inc. (formerly known as Lincoln Heritage Corporation) for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP
Fort Worth, Texas
March 30, 2000